Exhibit 10.36

Power of Attorney

I, Jian Ding, a Chinese citizen with Chinese Identification Card No 110102650505007, holding 25% of the equity interest in Lenovo Security Technologies(Beijing), Inc. (“My Shareholding”), hereby irrevocably authorize Lenovo-AsiaInfo Technologies, Inc. to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

Lenovo-AsiaInfo Technologies, Inc. (“LAI”) is hereby authorized to act on my behalf as my exclusive agent with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Lenovo Security Technologies(Beijing), Inc.(“LWY”); 2) at shareholders’ meetings of LWY, exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and LWY’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on my behalf at the shareholders’ meetings of LWY, the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of LWY.

All the actions associated with My Shareholding conducted by LAI shall be deemed as my own actions, and all the documents related to My Shareholding executed by LAI shall be deemed to be executed by me.

LAI is entitled to assign it rights related to the aforesaid matters to any other person in its own discretion and without my prior notice or consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid during the term I am the shareholder of LWY from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to LAI through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is in the Chinese language. The English translation is for convenience purpose only and is not binding.

By:	/s/ Jian Ding
Name:	Jian Ding
Date:	January 3, 2006

Witness:	/s/ Yan Huang
Name:	Yan Huang
Date:	January 3, 2006